Exhibit T3A23

CERTIFICATE OF INCORPORATION

公司註冊證書

                               ***

I hereby certify that

本人謹此證明

HONG KONG KAISA INDUSTRY CO., LIMITED

香港佳兆業實業有限公司

is this day incorporated in Hong Kong under the Companies Ordinance

於本日根據《公司條例》（香港法例第32章）

(Chapter 32 of the Laws of Hong Kong) and that this company is limited.

在香港註冊成為有限公司。

Issued on     24 November 2010.

本證書於二Ｏ一Ｏ年十一月二十四日發出。

/s/ Ms Ada L L CHUNG Registrar of Companies Hong Kong 香港公司註冊處處長鍾麗玲

Note 註:

Registration of a company name with the Companies Registry does not confer any trade mark rights or any other intellectual property rights in respect of the company name or any part thereof.

公司名稱獲公司註冊處註冊，並不表示獲授予該公司名稱或其任何部分的商標權或任何其他知識產權。

MEMORANDUM

AND

ARTICLES OF ASSOCIATION

OF

HONG KONG KAISA INDUSTRY CO., LIMITED

香港佳兆業實業有限公司

Incorporated the 24th day of November, 2010.

HONG KONG

No. 1531901

[COPY]

CERTIFICATE OF INCORPORATION

I hereby certify that

HONG KONG KAISA INDUSTRY CO., LIMITED

香港佳兆業實業有限公司

is this day incorporated in Hong Kong under the Companies Ordinance (Chapter 32) and that this company is limited.

Issued on 24 November 2010.

(Sd.) Ms Ada L L CHUNG
Registrar of Companies
Hong Kong

Note:

Registration of a company name with the Companies Registry does not confer any trade mark rights or any other intellectual property rights in respect of the company name or any part thereof.

Printed by: Company Kit Registrations Limited Tel: 2869 1893 Fax: 2869 1896

THE COMPANIES ORDINANCE (CHAPTER 32)

Private Company Limited by Shares

MEMORANDUM OF ASSOCIATION

OF

HONG KONG KAISA INDUSTRY CO., LIMITED

香港佳兆業實業有限公司

First:- The name of the Company is “ HONG KONG KAISA INDUSTRY CO., LIMITED 香港佳兆業實業有限公司”

Second:- The Registered Office of the Company will be situated in Hong Kong.

Third:- The liability of the Members is limited.

Fourth:- The Share Capital of the Company is US$1,000.00 divided into 1,000 shares of US$1.00 each with the power for the company to increase or reduce the said capital and to issue any part of its capital, original or increased, with or without preference, priority or special privileges, or subject to any postponement of rights or to any conditions or restrictions and so that, unless the conditions of issue shall otherwise expressly declare, every issue of shares, whether declared to be preference or otherwise, shall be subject to the power hereinbefore contained.

I/We, the person(s), whose name(s), address(es) and description(s) is/are hereto given below, wish to form a Company in pursuance of this Memorandum of Association, and I/we agree to take the number of share(s) in the capital of the Company set opposite to my/our name(s): -

Name(s), Address(es) and Description(s) of Signatory/Signatories	Number of Share(s) taken by the Signatory/Signatories
(Chop) Country of Origin Co., Limited 27/F Tung Wai Commercial Building 111 Gloucester Road Wanchai Hong Kong	ONE

Total Number of Share(s) Taken	ONE

Dated the 18th day of November, 2010.

WITNESS to the above signature(s):

(Sd.) LEUNG Shi Ho
27/F Tung Wai Commercial Building
111 Gloucester Road Wanchai
Hong Kong.
(Accountant)

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